SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                Date of Report
                       (Date of earliest event reported)
                                 June 8, 1995




                          DOUGLAS & LOMASON COMPANY
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




        Michigan                        0-627                    38-0495110
------------------------------------------------------------------------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
of incorporation)                    File Number)          Identification No.)




         24600 Hallwood Court, Farmington Hills, Michigan 48335-1671
------------------------------------------------------------------------------
               (Address of Principal Executive Offices)   (Zip Code)



Registrant's telephone number including area code  (810) 478-7800

                                  FORM 8-K/A


Item 7.

Financial Statements, Pro Forma Combined and Condensed Financial Information and Exhibits

On June 8, 1995, Douglas & Lomason Company (the "Company") acquired all of the issued and outstanding capital stock of Bestop, Inc. ("BESTOP"). BESTOP is the leading designer and manufacturer in North America of soft tops and accessories for small sport utility vehicles. BESTOP sells its products domestically and internationally to original equipment manufacturer ("OEM") companies and in the aftermarket.

The cash purchase price for BESTOP's stock was $43,952,272. The Company financed the acquisition with a new term note for $25 million with two banks with quarterly principal payments commencing July 1, 1999, and a maturity date of June 8, 2003. The balance of the purchase price was funded by utilizing available capacity under its amended and restated revolving credit agreement.

(a)   Financial Statements of Business Acquired

                                                                          Page

Audited financial statements of Bestop, Inc.

Report of Independent Public Accountants                                    3

Balance sheets - December 31, 1994 and December 25, 1993                    4

Statements of operations for the three years ended
   December 31, 1994                                                        6

Statements of Shareholders' equity (deficit) for the three
   years ended December 31, 1994                                            7

Statements of cash flows for the three years ended
   December 31, 1994                                                        8

Notes to financial statements                                              10



Unaudited interim financial statements of Bestop, Inc.

Balance sheets April 1, 1995 and December 31, 1994                         19

Statements of operations for the three months ended
   April 1, 1995 and March 26, 1994                                        21

Statements of cash flows for the three months ended April 1, 1995
   and March 26, 1994                                                      22

Notes to financial statements                                              24

                                 BESTOP, INC.
                              ------------------

                      Consolidated Financial Statements

           For the Three Years Ended December 31, 1994, 1993, 1992
           --------------------------------------------------------

                                Together with
                                -------------

                   Report of Independent Public Accountants
                   ----------------------------------------

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Bestop, Inc.:


We have audited the accompanying balance sheets of BESTOP, INC. (a Delaware corporation) as of December 31, 1994 and December 25, 1993, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three fiscal years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bestop, Inc. as of December 31, 1994 and December 25, 1993, and the results of its operations and its cash flows for each of the three fiscal years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Denver, Colorado,
 February 10, 1995.

                                                                   Page 1 of 2

                                 BESTOP, INC.

                                BALANCE SHEETS

                                                           December 31,    December 25,
                                                               1994            1993
                                                           -----------     -----------
                         ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                              $   417,000     $   660,000
    Accounts receivable, net of allowance for doubtful
       accounts of $32,000 and $150,000, respectively        7,842,000       6,432,000
    Income tax receivable                                      142,000              --
    Inventories (Note 3)                                     7,058,000       5,982,000
    Contract engineering (Note 2)                            1,462,000       1,926,000
    Deferred income tax asset (Notes 2 and 9)                  393,000         213,000
    Other current assets                                       221,000         127,000
                                                           -----------     -----------
             Total current assets                           17,535,000      15,340,000

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation and amortization of $4,745,000 and
    $4,114,000, respectively (Notes 2 and 4)                 3,480,000       2,764,000

GOODWILL, net of accumulated amortization of
    $80,000 and $72,000, respectively (Note 2)                 246,000         254,000

OTHER ASSETS                                                   327,000         179,000
                                                           -----------     -----------
             Total assets                                  $21,588,000     $18,537,000
                                                           ===========     ===========

              The accompanying notes to financial statements are
                  an integral part of these balance sheets.

                                                                   Page 2 of 2

                                 BESTOP, INC.

                                BALANCE SHEETS

                                                                December 31,    December 25,
                                                                   1994            1993
                                                                -----------     -----------
          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Trade accounts payable                                      $ 3,981,000     $ 3,356,000
    Accrued salaries, wages and bonuses                             247,000         179,000
    Accrued interest payable (Note 7)                                18,000          14,000
    Line of credit (Note 6)                                         916,000       2,159,000
    Long-term debt, current portion (Note 7)                        250,000         338,000
    Other current liabilities                                     1,137,000         864,000
                                                                -----------     -----------
             Total current liabilities                            6,549,000       6,910,000
                                                                -----------     -----------
LONG-TERM DEBT (Note 7)                                             172,000         423,000
                                                                -----------     -----------
DEFERRED INCOME TAX LIABILITY                                       252,000         196,000
                                                                -----------     -----------
COMMITMENTS AND CONTINGENCIES (Notes 10 and 11)

STOCKHOLDERS' EQUITY:
    Preferred stock, $1.00 par value; 5,000,000 shares
       authorized; no shares issued or outstanding (Note 1)              --              --
    Common stock, $.002 par value; 10,000,000 shares
       authorized; 3,447,237 and 3,259,342 issued and
       outstanding, respectively (Notes 1 and 8)                      7,000           6,000
    Additional paid-in capital                                    7,707,000       7,670,000
    Retained earnings                                             6,878,000       3,332,000
    Cumulative translation adjustment                                23,000              --
                                                                -----------     -----------
             Total stockholders' equity                          14,615,000      11,008,000
                                                                -----------     -----------
             Total liabilities and stockholders' equity         $21,588,000     $18,537,000
                                                                ===========     ===========

              The accompanying notes to financial statements are
                  an integral part of these balance sheets.

                                 BESTOP, INC.

                           STATEMENTS OF OPERATIONS

                                                          For the Year Ended
                                              --------------------------------------------
                                              December 31,    December 25,    December 26,
                                                  1994            1993           1992
                                              -----------     -----------     -----------
NET SALES                                     $54,018,000     $41,668,000     $36,349,000

COST OF GOODS SOLD                             40,814,000      30,800,000      26,467,000
                                              -----------     -----------     -----------
                                               13,204,000      10,868,000       9,882,000
                                              -----------     -----------     -----------
EXPENSES:
    Selling and marketing                       3,194,000       2,608,000       2,293,000
    General and administrative                  2,452,000       1,859,000       2,082,000
    Engineering, research and development       1,494,000         939,000         953,000
    Distributor settlement charges                     --         304,000              --
                                              -----------     -----------     -----------
                                                7,140,000       5,710,000       5,328,000
                                              -----------     -----------     -----------
INCOME FROM OPERATIONS                          6,064,000       5,158,000       4,554,000

OTHER EXPENSES:
    Interest expense                              207,000         130,000         602,000
    Other expense                                  25,000          26,000         115,000
                                              -----------     -----------     -----------
INCOME BEFORE INCOME TAXES                      5,832,000       5,002,000       3,837,000

PROVISION FOR INCOME TAXES (Note 9)             2,286,000       1,951,000         994,000
                                              -----------     -----------     -----------
NET INCOME                                    $ 3,546,000     $ 3,051,000     $ 2,843,000
                                              ===========     ===========     ===========
NET INCOME PER COMMON AND
    COMMON EQUIVALENT SHARE (Note 2)          $      1.03     $       .89     $       .99
                                              ===========     ===========     ===========
WEIGHTED AVERAGE COMMON AND
    COMMON EQUIVALENT SHARES
    OUTSTANDING                                 3,445,969       3,442,644       2,863,987
                                              ===========     ===========     ===========

                The accompanying notes to financial statements
                  are an integral part of these statements.

                                 BESTOP, INC.

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE THREE YEARS ENDED DECEMBER 31, 1994

                                              Common Stock           Additional      Retained       Cumulative
                                           -------------------        Paid-In        Earnings       Translation
                                            Shares      Amount        Capital        (Deficit)      Adjustment
                                           ---------    ------       ----------     ----------      ----------
BALANCES, December 28, 1991                1,177,680    $2,000      $  412,000     $(2,562,000)       $    --

    Net income                                    --        --              --       2,843,000             --
    Warrant exchange (Note 8)              1,095,958     2,000         (2,000)              --             --
    Public stock sale, net of
       expenses (Note 1)                     925,000     2,000       7,364,000              --             --
    Stock options exercised                   23,364                     1,000              --             --
    Unearned compensation expense
       due to officer's resignation               --        --        (109,000)             --             --
                                           ---------     -----      ----------     -----------        -------
BALANCES, December 26, 1992                3,222,002     6,000       7,666,000         281,000             --

    Net income                                    --        --              --       3,051,000             --
    Stock options exercised                   37,340        --           4,000              --             --
                                           ---------     -----      ----------     -----------        -------
BALANCES, December 25, 1993                3,259,342     6,000       7,670,000       3,332,000             --

    Net income                                    --        --              --       3,546,000             --
    Stock options exercised                  183,760     1,000           3,000              --             --
    Stock purchase investment
       plan (Note 12)                          4,135        --          34,000              --             --
    Cumulative translation
       adjustment                                 --        --              --              --         23,000
                                           ---------     -----      ----------     -----------        -------
BALANCES, December 31, 1994                3,447,237    $7,000      $7,707,000     $ 6,878,000        $23,000
                                           =========    ======      ==========     ===========        =======

                The accompanying notes to financial statements
                  are an integral part of these statements.

                                                                   Page 1 of 2

                                 BESTOP, INC.

                           STATEMENTS OF CASH FLOWS

                                                                               For the Year Ended
                                                                ------------------------------------------------
                                                                December 31,       December 25,      December 26,
                                                                   1994               1993              1992
                                                                -----------        -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                  $ 3,546,000        $ 3,051,000       $ 2,843,000
    Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities-
          Depreciation and amortization                             688,000            675,000           620,000
          Provision for losses on accounts
             receivable                                             159,000                 --                --
          (Gain) loss on sale of property
             and equipment                                          (14,000)             3,000            (8,000)
          Deferred income taxes                                    (124,000)           (57,000)               --
          Stock compensation expense                                     --                 --            22,000
          Change in assets and liabilities-
             Accounts receivable                                 (1,569,000)          (391,000)       (1,702,000)
             Income tax receivable                                 (142,000)                --                --
             Inventories                                         (1,076,000)        (1,637,000)       (1,583,000)
             Contract engineering                                   464,000           (789,000)       (1,030,000)
             Trade accounts payable, accrued
                and other current liabilities                       970,000         (1,625,000)        1,945,000
             Other assets                                          (257,000)           (92,000)         (174,000)
                                                                -----------        -----------       -----------
             Net cash provided by (used in)
                operating activities                              2,645,000           (862,000)          933,000
                                                                -----------        -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                          (1,395,000)          (808,000)       (1,424,000)
    Proceeds from sale of other property and
       equipment                                                     28,000              7,000            10,000
                                                                -----------        -----------       -----------
             Net cash used in investing activities               (1,367,000)          (801,000)       (1,414,000)
                                                                -----------        -----------       -----------

                The accompanying notes to financial statements
                  are an integral part of these statements.

                                                                   Page 2 of 2

                                 BESTOP, INC.

                           STATEMENTS OF CASH FLOWS

                                                                               For the Year Ended
                                                                ------------------------------------------------
                                                                December 31,       December 25,      December 26,
                                                                   1994               1993              1992
                                                                -----------        -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (repayments) borrowings under line
       of credit                                                $(1,243,000)       $ 1,744,000       $(1,574,000)
    Payments of capital lease obligations                            (3,000)            (8,000)          (21,000)
    Proceeds from issuance of long-term debt                             --                 --           700,000
    Repayments of debt-
       Bank term loans                                             (336,000)          (491,000)         (371,000)
       Subordinated debt                                                 --                 --        (5,000,000)
       Former stockholder                                                --                 --           (50,000)
    Sale of common stock                                             38,000              4,000         7,367,000
                                                                -----------        -----------       -----------
             Net cash (used in) provided by
                financing activities                             (1,544,000)         1,249,000         1,051,000
                                                                -----------        -----------       -----------
EFFECT OF EXCHANGE RATE
    CHANGES ON CASH                                                  23,000                 --                --
                                                                -----------        -----------       -----------

NET (DECREASE) INCREASE IN CASH                                    (243,000)          (414,000)          570,000

CASH AND CASH EQUIVALENTS,
    beginning of year                                               660,000          1,074,000           504,000
                                                                -----------        -----------       -----------
CASH AND CASH EQUIVALENTS,
    end of year                                                 $   417,000        $   660,000       $ 1,074,000
                                                                ===========        ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION:
       Cash paid during the year for-
          Interest to subordinated debt holders                 $        --        $        --       $   504,000
                                                                ===========        ===========       ===========
          Other interest                                        $   203,000        $   153,000       $   180,000
                                                                ===========        ===========       ===========
          Income taxes                                          $ 2,436,000        $ 2,272,000       $   750,000
                                                                ===========        ===========       ===========

                The accompanying notes to financial statements
                  are an integral part of these statements.

                                 BESTOP, INC.

                        NOTES TO FINANCIAL STATEMENTS
                 FOR THE THREE YEARS ENDED DECEMBER 31, 1994


(1)    ORGANIZATION AND OPERATIONS

Bestop, Inc. (the "Company"), was formed in 1986. The Company's operations include the development, manufacturing and distribution of soft tops and accessories for four-wheel drive recreational utility vehicles. A significant portion of the Company's business results from providing soft tops to major automobile manufacturers. During 1994, 1993 and 1992, sales of approximately $18.6 million, $16.6 million and $12.3 million, respectively, were made to one of these manufacturers. In 1994, 1993 and 1992, sales to another North American automobile manufacturer totaled $7.7 million, $3.6 million and $3.0 million, respectively. Total export sales to international customers were $5.7 million, $4.2 million and $5.5 million, in 1994, 1993 and 1992, respectively.

In August 1992, the Company completed an initial public offering of 925,000 shares of common stock for net proceeds of $7,367,000 after underwriting discounts, commissions and offering costs of $959,000.

To facilitate the initial public offering, in June 1992 the Company approved a five-for-one stock split and reduced the par value of the common stock from $.01 per share to $.002 per share. In addition, the Company's Board of Directors approved a Restated Certificate of Incorporation which increased the authorized common stock from 1,250,000 shares, $.01 par value to 10,000,000 shares, $.002 par value. These items have been retroactively reflected as outstanding for all periods presented in the accompanying financial statements. The Restated Certificate of Incorporation also increased the Company's authorized preferred stock to 5,000,000 shares, $1.00 par value, although none had been issued as of December 31, 1994.


(2)    SIGNIFICANT ACCOUNTING POLICIES

       Fiscal Year

The Company reports on a 52-week fiscal year ending on the last Saturday of the calendar year. Thus, every sixth fiscal year will consist of 53 weeks. Fiscal 1994 was a 53-week year, while all other fiscal years in the accompanying financial statements consist of 52 weeks.

       Inventory Valuation

Inventories include costs of materials, direct labor and manufacturing overhead and are stated at the lower of cost (first-in, first-out) or market.

       Depreciation

Property and equipment is depreciated on a straight-line basis over its estimated useful life, as follows:

       Production equipment                          6-7 years
       Trucks and automobiles                        3-5 years
       Office equipment and fixtures                 5-7 years

Leasehold improvements are amortized over the shorter of their useful life or the life of the lease.

       Goodwill

The excess of purchase price over the fair value of the net assets acquired on formation of the Company represents goodwill and is being amortized on a straight-line basis over a 40-year period.

       Negative Cash Balances

Outstanding bank checks in excess of deposits on hand of $723,000 and $544,000 at December 31, 1994 and December 25, 1993, respectively, resulting from a zero balance checking account arrangement, have been reclassified to trade accounts payable in the accompanying balance sheets.

       Income Taxes

Effective December 27, 1992, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". SFAS 109 requires use of the liability method of accounting. Deferred tax liabilities are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years related to cumulative temporary differences between the tax basis of assets and liabilities and amounts reported in the Company's balance sheet. The net change during each period in the deferred liability determines the periodic provision for deferred taxes (see Note 9). The adoption of SFAS 109 did not have a material cumulative effect on the Company's financial position or results of operations.

       Foreign Currency Translation and Transactions

The Company translates balance sheet accounts of its European branch using the year-end exchange rate, and income statement items at the average exchange rate for the year. Any resulting translation adjustments are reflected as a separate component of stockholders' equity. Foreign currency transaction adjustments are recognized in the statement of operations in the period incurred.

       Concentration of Credit Risk

The Company provides credit, in the normal course of business, to large domestic and international original equipment automobile manufacturers and automotive aftermarket companies. To limit the Company's credit risk, management performs ongoing credit evaluations of its customers and maintains reserves for potentially uncollectible accounts. Although the Company is directly impacted by economic conditions in the automotive industry, management does not believe significant credit risk exists at December 31, 1994.

       Research and Development

Unless reimbursable, research and development costs are expensed as incurred and include salaries, supplies and other direct costs. The Company has entered into engineering agreements with various original equipment automobile manufacturers to develop products. These costs are reimbursable by the manufacturers and are recorded as current assets in the accompanying balance sheets.

       Net Income Per Share

Net income per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during each period. All outstanding stock options and warrants are considered common stock equivalents for purposes of computing net income per share.

All net income per share data have been adjusted to reflect the five-for-one stock split approved by stockholders in June 1992.


(3)    INVENTORIES

Inventories consist of the following:

                                          December 31,        December 25,
                                              1994                1993
                                          -----------         -----------
      Raw materials                       $ 2,302,000         $ 1,446,000
      Work-in-process                       1,260,000           1,359,000
      Finished goods                        3,645,000           3,309,000
                                          -----------         -----------
                                            7,207,000           6,114,000
      Less- Reserve for excess and
         obsolete inventory                  (149,000)           (132,000)
                                          -----------         -----------
                                          $ 7,058,000         $ 5,982,000
                                          ===========         ===========

(4)    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                             December 31,       December 25,
                                                1994               1993
                                             -----------        -----------
Production equipment                         $ 5,708,000        $ 4,811,000
Leasehold improvements                           810,000            810,000
Office equipment and vehicles                  1,707,000          1,257,000
                                             -----------        -----------
                                               8,225,000          6,878,000
Less- Accumulated depreciation
   and amortization                           (4,745,000)        (4,114,000)
                                             -----------        -----------
                                             $ 3,480,000        $ 2,764,000
                                             ===========        ===========


(5)    RELATED PARTY TRANSACTIONS

The Company has an agreement with an affiliate of a director under which the Company pays this affiliate $5,000 per month in exchange for consulting services provided by the director. In addition, the agreement provides for additional payments and bonuses based on achievement of mutually agreed-upon objectives. Amounts paid for such consulting services were $60,000, $60,000 and $110,000 for the periods ended December 31, 1994, December 25, 1993, and December 26, 1992, respectively. In 1994 and 1993, the Company's Board of Directors granted 4,500 and 5,000 stock options, respectively, at market price to this director under the terms of the agreement.

On April 13, 1994, the Board of Directors approved a loan to a key officer who is also a shareholder and board member. The loan avoids the need for the officer to sell Company stock in order to pay alternative minimum tax on the exercise of stock options and thus provides incentive to the officer resulting from continued ownership of stock in the Company. The loan agreement provides for the officer to borrow up to $100,000 in the aggregate through December 31, 1994, and up to $350,000 in the aggregate on or prior to April 15, 1995. The maturity date of the loan is April 15, 2000, with monthly interest payments at the same rate that the Company pays on its revolving line of credit. The loan is collateralized with the officer's common stock. As of December 31, 1994, the officer had borrowed $33,000 under this loan agreement.


(6)    LINE OF CREDIT

The Company has a revolving line of credit with a bank bearing interest at prime (8.5% at December 31, 1994), payable monthly, which matures June 30, 1995. The weighted average interest rate on short-term borrowings outstanding as of December 31, 1994 and December 25, 1993 were 7.4% and 6.4%, respectively. The available line of credit is based on and secured primarily by the Company's inventories, accounts receivable, general intangibles, and equipment and fixtures. The amount of the revolving line of credit available each month is determined by a borrowing base calculation which indicated maximum availability of $6,000,000 at December 31, 1994, of which $916,000 had been borrowed and maximum availability of $6,000,000 at December 25, 1993, of which $2,159,000 had been borrowed. The Company pays a fee of 1/8% on the unused line of credit.

The Company also has a $1,500,000 term equipment line that bears interest at prime plus 1/4% (8.75% at December 31, 1994), which expires June 30, 1995. At December 31, 1994, the Company had not drawn any of this line.

Management expects that these lines of credit will be extended to future periods.


(7)    LONG-TERM DEBT

Long-term debt consists of the following:

                                                  December 31,    December 25,
                                                     1994             1993
                                                  ----------      ----------
Term loan payable to a bank, interest at
   prime plus 1/4% and 3/4%, respectively,
   payable monthly, principal due in variable
   monthly installments ranging from $34,485
   to $5,296 with balance due November 30,
   1996                                           $  127,000      $  276,000

Term loan payable to a bank, interest at
   prime plus 1/4% and 3/4%, respectively,
   payable monthly, principal due in monthly
   installments of $15,555, due June 30, 1996        295,000         482,000

   Other                                                  --           3,000
                                                  ----------      ----------
                                                     422,000         761,000

   Less- Current maturities                         (250,000)       (338,000)
                                                  ----------      ----------
                                                  $  172,000      $  423,000
                                                  ==========      ==========


The term loans are secured by all accounts receivable, general intangibles, inventories, equipment and fixtures and are cross-collateralized with the revolving lines of credit previously discussed.

Other long-term debt at December 25, 1993 consisted of various capital leases secured by leased equipment.

(8)    STOCK WARRANTS AND OPTIONS

Warrants for 1,000,000 shares and 96,205 shares were issued in 1986 and 1989, exercisable at a price of $.002 per share (after the five-for-one stock split). Under the Warrant Exchange Agreement, concurrently with the closing of the Company's initial public offering, the warrant holders received 1,095,958 shares of the Company's common stock in return for the warrants. This number of shares represented the number of shares purchasable under the warrants minus a number of shares of the Company's common stock equal in value to the exercise price, using for this calculation the initial public offering price of the common stock.

The stockholders have approved a stock option plan which authorizes up to 355,430 common shares (after the five-for-one stock split) to be issued upon the exercise of options granted to directors, officers and key employees. Options are granted at a price determined by the Board of Directors and must be exercised within a period of time fixed by the Board of Directors, not to exceed 10 years from the grant date. The options are generally exercisable in accordance with a predetermined five-year vesting schedule.

The following table summarizes the total stock options activity:

                                             Shares       Price Range
                                           --------       ------------
   Outstanding at December 28, 1991         278,790       $ .02 -  .20
   Exercised                                (23,364)        .02 -  .20
   Terminated                               (34,326)        .08
                                           --------       ------------
   Outstanding at December 26, 1992         221,100         .02 -  .20
   Granted                                   22,000        9.47
   Exercised                                (37,340)        .02 -  .20
                                           --------       ------------
   Outstanding at December 25, 1993         205,760         .02 - 9.47
   Granted                                   35,000        9.85
   Exercised                               (183,760)        .02
   Terminated                                  (800)       9.47
                                           --------       ------------
   Outstanding at December 31, 1994          56,200       $9.47 - 9.85
                                           ========       ============


Of the 56,200 options outstanding, 4,240 were exercisable under the plan's vesting schedule at December 31, 1994.

For options granted during 1991 which weren't subsequently forfeited (19,070 shares after the five-for-one stock split), compensation expense of $136,000, based on an estimated fair market value of $7.20 per share was being amortized over the five-year vesting term of the options. In 1992, the unvested portion of these options was forfeited and the unamortized compensation expense was reversed.

(9)    INCOME TAXES

At December 31, 1994, the Company has no available net operating loss or alternative minimum tax credit carryforwards.

Deferred tax assets and (liabilities) were as follows:

                                                  December 31,   December 31,
                                                      1994           1993
                                                  -----------    ------------
Deferred Tax Liabilities-
   Accelerated tax depreciation                   $ (252,000)    $ (196,000)
                                                  ----------     ----------
Deferred Tax Assets-
   Inventory costs capitalized for tax               302,000        123,000
   Reserves and accruals not deducted for tax-
      Accounts receivable allowance for
        doubtful accounts                             12,000         59,000
      Accrued liabilities                            149,000        101,000
                                                  ----------     ----------
                                                     463,000        283,000
Valuation allowance                                  (70,000)       (70,000)
                                                  ----------     ----------
                                                     393,000        213,000
                                                  ----------     ----------
      Net deferred tax asset                      $  141,000     $   17,000
                                                  ==========     ==========


In management's opinion, it is more likely than not that the Company will utilize the net deferred tax asset.

The provision (benefit) for income taxes consists of the following:

                                For the Year Ended
                  ---------------------------------------------
                  December 31,     December 25,     December 26,
                     1994             1993             1992
                  -----------      -----------      -----------
Current-
   Federal        $ 2,106,000      $ 1,701,000      $   861,000
   State              304,000          307,000          133,000
                  -----------      -----------      -----------
                    2,410,000        2,008,000          994,000
Deferred-
   Federal           (124,000)         (57,000)            --
                  -----------      -----------      -----------
                  $ 2,286,000      $ 1,951,000      $   994,000
                  ===========      ===========      ===========

The difference between the statutory federal income tax rate and the Company's effective income tax rate is summarized as follows:

                                         For the Year Ended
                             -------------------------------------------
                             December 31,    December 25,   December 26,
                                 1994            1993           1992
                             -----------     ------------   ------------
Federal income tax rate         34.0%            34.0%          34.0%
Increase (decrease) as a
  result of-
      Utilization of net
        operating losses          --               --          (11.2)
      Alternative minimum
        tax benefit               --               --           (1.6)
      State income taxes         5.2              5.0            3.5
      Other                       --               --            1.2
                                ----             ----          -----
Effective tax rate              39.2%            39.0%          25.9%
                                ====             ====          =====


At December 31, 1994, December 25, 1993, and December 26, 1992, the Company had current federal income taxes payable of $6,000, $51,000 and $154,000, respectively, which are included in other current liabilities in the accompanying balance sheets.


(10)   COMMITMENTS

The Company rents certain facilities and equipment under various noncancelable operating leases. Rental commitments at December 31, 1994, under these leases, exclusive of property taxes and insurance, are as follows:

                    Year-
                      1995           $  849,000
                      1996              838,000
                      1997              195,000
                      1998               93,000
                      1999                4,000
                                     ----------
                                     $1,979,000
                                     ==========

Rental expense for all operating leases was $788,000, $716,000 and $532,000, for the periods ended December 31, 1994, December 25, 1993 and December 26, 1992, respectively.

(11)   CONTINGENCIES

The Company is involved in several litigation matters arising in the normal course of business. Management does not expect the eventual resolution of these matters will have a material effect on the Company's financial position.


(12)   EMPLOYEE BENEFIT PLANS

Effective July 1, 1990, the Company, as Plan Administrator, established the Bestop, Inc. Retirement Savings Plan (the "401(k) Plan") subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The 401(k) Plan is an Internal Revenue Code Section 401(k) plan, commonly known as a salary reduction retirement plan. Employees who are 21 years or older and have completed one year of service are eligible for the 401(k) Plan.

The Company matches 25% of participant contributions, limited to 5% of each participant's compensation, and may contribute discretionary additional amounts to the 401(k) Plan. The Company's matching contributions are vested at the rate of 33-1/3% after one year of service, 66-2/3% after two years of service, and 100% after three years. Total Company contributions were $60,000, $31,000 and $21,000 for the period ended December 31, 1994, December 25, 1993, and December 26, 1992, respectively.

Effective January 1, 1994, the Board of Directors and stockholders' approved a five-year Qualified Stock Purchase Investment Plan. Under the terms of the plan, 100,000 shares of the Company's common stock have been authorized for purchase by eligible employees as specified by the Board of Directors. An eligible employee shall be granted the right to purchase shares with a percentage of such employees' earnings at 85% of the lower of the market price of the common stock on the first or last day of each Plan year. For the year ended December 31, 1994, 4,315 shares were issued pursuant to this plan.


(13)   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables present selected 1994 and 1993 quarterly financial data:

                               For the Year Ended December 31, 1994
                       -------------------------------------------------------
                       March 26        June 25     September 24    December 31
                       --------        -------     ------------    -----------
Net sales               $11,125        $14,050        $13,366        $15,477
Gross profit              2,776          3,827          3,322          3,279
Net income                  588          1,172            890            896
Net income per share        .17            .34            .26            .26

                              For the Year Ended December 25, 1993
                       -------------------------------------------------------
                       March 27        June 26     September 25    December 25
                       --------        -------     ------------    -----------
Net sales               $ 8,894        $11,992        $10,375        $10,407
Gross profit              2,155          3,225          3,040          2,448
Net income                  482            967            861            741
Net income per share        .14            .28            .25            .22

                                                                   Page 1 of 2

                                 BESTOP, INC.

                                BALANCE SHEETS

                                                                        April 1,      December 31,
                                                                          1995            1994
                                                                     ------------     ------------
                                                                      (unaudited)
                                    ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                        $    463,000     $    417,000
    Accounts receivable, net of allowance for doubtful
      accounts of $74,000 and $32,000, respectively                    10,187,000        7,809,000
    Income tax receivable                                                      --          142,000
    Inventories (Note 2)                                                8,910,000        7,058,000
    Contract engineering                                                1,934,000        1,462,000
    Deferred income tax asset (Note 5)                                    393,000          393,000
    Other current assets                                                  279,000          221,000
                                                                     ------------     ------------
          Total current assets                                         22,166,000       17,502,000

RELATED PARTY RECEIVABLE (Note 6)                                          61,000           33,000
PROPERTY AND EQUIPMENT, net of $4,943,000 and
    $4,745,000 accumulated depreciation and amortization,
    respectively                                                        3,495,000        3,480,000
GOODWILL, net of accumulated amortization of $82,000
    and $80,000, respectively                                             244,000          246,000
OTHER ASSETS                                                              321,000          327,000
                                                                     ------------     ------------
          Total assets                                               $ 26,287,000     $ 21,588,000
                                                                     ============     ============

                See accompanying notes to Financial Statements

                                                                   Page 2 of 2

                                 BESTOP, INC.

                                BALANCE SHEETS

                                                                        April 1,      December 31,
                                                                          1995            1994
                                                                     ------------     ------------
                                                                      (unaudited)
                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Trade accounts payable                                           $  6,349,000     $  3,981,000
    Accrued salaries and wages                                            385,000          247,000
    Accrued interest payable                                                5,000           18,000
    Line of credit (Note 3)                                             2,020,000          916,000
    Long-term debt, current portion                                       234,000          250,000
    Other accrued liabilities                                           1,332,000        1,137,000
                                                                     ------------     ------------
          Total current liabilities                                    10,325,000        6,549,000
                                                                     ------------     ------------
LONG-TERM DEBT                                                            105,000          172,000
                                                                     ------------     ------------
DEFERRED INCOME TAXES (Note 5)                                            252,000          252,000
                                                                     ------------     ------------


STOCKHOLDERS' EQUITY:
  Preferred Stock, $1.00 par value; 5,000,000 shares authorized;
    no shares issued or outstanding                                            --               --
  Common Stock, $.002 par value; 10,000,000 shares authorized;
    3,447,237 and 3,447,237 issued and outstanding, respectively            7,000            7,000
  Additional paid-in capital                                            7,707,000        7,707,000
  Retained Earnings                                                     7,707,000        6,878,000
  Cumulative translation adjustments                                      184,000           23,000
                                                                     ------------     ------------
          Total stockholders' equity                                   15,605,000       14,615,000
                                                                     ------------     ------------
          Total liabilities and stockholders' equity                 $ 26,287,000     $ 21,588,000
                                                                     ============     ============

                See accompanying notes to Financial Statements

                                 BESTOP, INC.

                           STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                            Three Months Ended
                                       ------------------------------
                                         April 1,          March 26,
                                           1995              1994
                                       ------------      ------------
NET SALES                              $ 15,859,000      $ 11,125,000

COST OF GOODS SOLD                       12,035,000         8,349,000
                                       ------------      ------------

                                          3,824,000         2,776,000
                                       ------------      ------------

OPERATING EXPENSES:
  Selling and marketing                     970,000           702,000
  General and administrative                845,000           653,000
  Engineering, research
    and development                         593,000           406,000
                                       ------------      ------------

                                          2,408,000         1,761,000
                                       ------------      ------------

INCOME FROM OPERATIONS                    1,416,000         1,015,000

OTHER EXPENSES (INCOME):
  Interest                                   45,000            46,000
  Other                                       8,000                 0
                                       ------------      ------------

INCOME BEFORE INCOME TAXES                1,363,000           969,000

PROVISION FOR INCOME TAXES                 (534,000)         (381,000)
                                       ------------      ------------

NET INCOME                             $    829,000      $    588,000
                                       ============      ============

NET INCOME PER COMMON AND COMMON
  EQUIVALENT SHARE (Note 4)            $       0.24      $       0.17
                                       ============      ============

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING           3,450,119         3,447,443
                                       ============      ============

                                                                   Page 1 of 2

                                 BESTOP, INC.

                           STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                                    Three Months Ended
                                                              ------------------------------
                                                                April 1,          March 26,
                                                                  1995              1994
                                                              ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                  $    829,000      $    588,000
  Adjustments to reconcile net income to net cash used in
    operating activities-
      Depreciation and amortization                                206,000           160,000
      Change in assets and liabilities-
        Accounts receivable                                     (2,378,000)       (1,599,000)
        Income Tax Receivable                                      142,000                --
        Inventories                                             (1,852,000)       (1,129,000)
        Contract engineering                                      (472,000)         (177,000)
        Trade accounts payable, accrued liabilities, and
          other current liabilities                              2,672,000         1,673,000
        Other assets                                               (52,000)          (56,000)
                                                              ------------      ------------
        Net cash provided (used) by operating activities          (905,000)         (540,000)
                                                              ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                             (219,000)         (336,000)
  Proceeds from sale of other property and equipment                    --                --
                                                              ------------      ------------
        Net cash used by investing activities                     (219,000)         (336,000)
                                                              ------------      ------------

                See accompanying notes to Financial Statements

                                                                   Page 2 of 2

                                 BESTOP, INC.

                           STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                                    Three Months Ended
                                                              ------------------------------
                                                                April 1,          March 26,
                                                                  1995              1994
                                                              ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line of credit                         $  1,104,000      $    651,000
  Payments of capital lease obligations                                 --            (2,000)
  Repayments of long-term debt                                     (67,000)          (85,000)
  Loan to related party                                            (28,000)               --
  Exercise of stock options                                             --             2,000
                                                              ------------      ------------
        Net cash provided by financing activities                1,009,000           566,000
                                                              ------------      ------------
Effect of exchange rate changes on cash                            161,000                --
                                                              ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                46,000          (310,000)

CASH AND CASH EQUIVALENTS, beginning of period                     417,000           660,000
                                                              ------------      ------------

CASH AND CASH EQUIVALENTS, end of period                      $    463,000      $    350,000
                                                              ============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the period for-
      Interest                                                      40,000            45,000
      Income taxes                                                       0            70,000

                See accompanying notes to Financial Statements

                                 BESTOP, INC.

                        NOTES TO FINANCIAL STATEMENTS
                                 (Unaudited)


1.  GENERAL

In the opinion of management, the accompanying unaudited balance sheets and statements of operations and cash flows contain all adjustments, consisting only of normal recurring items, necessary to present fairly (i) the financial position at April 1, 1995 and December 31, 1994, (ii) the results of operations for the three months ended April 1, 1995 and March 26, 1994 and
(iii) the statements of cash flows for the three months ended April 1, 1995 and March 26, 1994.

Bestop, Inc. (the Company) translates balance sheet accounts of its European operation using the period-end exchange rate for the period. Any resulting translation adjustments are reflected as a separate component of stockholders' equity. Foreign currency transaction adjustments are recognized in the statement of operations in the period incurred.

The unaudited financial statements presented herein have been prepared in accordance with instructions to Form 10-Q and do not include all the information and note disclosures required by generally accepted accounting principles.

The results for the three months ended April 1, 1995 are not necessarily indicative of the results for the entire year 1995.


2.  INVENTORIES

Inventories consisted of the following components:

                                        April 1,       December 31,
                                          1995             1994
                                      ------------     ------------
       Raw materials                   $ 2,333,000      $ 2,302,000
       Work-in-process                   1,912,000        1,260,000
       Finished goods                    4,872,000        3,645,000
                                      ------------     ------------
                                         9,117,000        7,207,000

       Less:  Reserve for excess
            and obsolete inventory        (207,000)        (149,000)
                                       -----------      -----------
                                       $ 8,910,000      $ 7,058,000
                                       ===========      ===========


3.  BORROWINGS AND BANK CREDIT LINE

On June 17, 1994, the Company renewed its credit agreement with Colorado National Bank. The term loans under this agreement bear interest at prime plus 1/4, and the revolving line of credit which matures June 30, 1995 bears interest at the prime rate. The credit agreement also requires a fee of one-eight of one percent on the average daily unused portion of the maximum line of $6,000,000. With outstanding balances of $2,020,000 at April 1, 1995 and $916,000 at December 31, 1994, the Company had an available line of credit of $3,980,000 and $5,084,000 respectively. As of April 1, 1995, the bank's prime rate was 9.0%.

4.  EARNINGS PER SHARE

Net earnings per share is computed based on results of operations attributable to the weighted average number of common and common stock equivalent shares outstanding during each of the periods. Common share equivalents under the employee Stock Purchase Plan and options of 2,882 shares at April 1, 1995 and Options of 154,105 shares at March 26, 1994, have been treated as outstanding common stock equivalents.


5.  INCOME TAXES

The Company accounts for income taxes as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

For the first three months of 1995 and 1994, the Company's tax provision approximated the combined federal and state statutory rates. The Company's deferred tax assets and liabilities may be affected in the event that the corporate statutory rates change in future periods.


6.  RELATED PARTY RECEIVABLE

On April 13, 1994, the Board of Directors approved a loan to a key officer who is also a shareholder and board member. The loan avoids the need for the officer to sell Company stock in order to pay alternative minimum tax on the exercise of stock options and thus provides incentive to the officer resulting from continued ownership of stock in the Company. The loan agreement provides for the officer to borrow up to $100,000 in the aggregate through December 31, 1994, and up to $350,000 in the aggregate on or prior to April 15, 1995. The maturity date of the loan is April 15, 2000 with monthly interest payments at the same rate that the Company pays on its revolving line of credit. The loan is collateralized with the officer's common stock. As of April 1, 1995, the officer borrowed $61,400 under this loan agreement.


6.  SUBSEQUENT EVENTS

On May 3, 1995, the Company entered into an Agreement and Plan of Merger providing for the acquisition of Bestop by Douglas & Lomason Company for $12.75 in cash per share of Bestop common stock.

                                  FORM 8-K/A


Item 7.

Financial Statements, Pro Forma Combined and Condensed Financial Information and Exhibits.

(b)   Pro Forma Combined and Condensed Financial Information

                                                                          Page

Pro Forma Combined and Condensed Statement of Earnings for the
   three months ended March 31, 1995 (Unaudited)                           27

Pro Forma Combined and Condensed Statement of Earnings for the
   year ended December 31, 1994                                            28

Pro Forma Combined and Condensed Balance Sheet - March 31, 1995            29

Notes to Combined and Condensed Financial Statements                       30


                          DOUGLAS & LOMASON COMPANY
            Pro Forma Combined and Condensed Statement of Earnings
                  For the Three Months Ended March 31, 1995
                                 (Unaudited)


                                               Historical                    Pro Forma Adjustments            Pro Forma
                                       March 31          April 1
                                        D&L CO.           BESTOP       Reclassification        Other           Combined
                                       --------          --------      ----------------        -----           --------

Net sales                           $ 155,058,225     $  15,859,000     $           0     $           0     $ 170,917,225

Cost of sales                         143,759,735        12,035,000           593,000           413,153       156,800,888
                                    -------------     -------------     -------------     -------------     -------------

        Gross profit                   11,298,490         3,824,000          (593,000)         (413,153)       14,116,337

Selling, general and
   administrative expenses              6,062,712         2,408,000          (593,000)          260,680         8,138,392
                                    -------------     -------------     -------------     -------------     -------------

        Operating income                5,235,778         1,416,000                 0          (673,833)        5,977,945

Other income (expense):
   Interest expense and other            (695,788)          (53,000)                0          (804,974)       (1,553,762)
   Interest income and other,
        net                               215,694                 0                 0                 0           215,694
                                    -------------     -------------     -------------     -------------     -------------
                                         (480,094)          (53,000)                0          (804,974)       (1,338,068)
                                    -------------     -------------     -------------     -------------     -------------

        Earnings before
          income taxes                  4,755,684         1,363,000                 0        (1,478,807)        4,639,877

Income tax expense                      1,375,000           534,000                 0          (530,000)        1,379,000
                                    -------------     -------------     -------------     -------------     -------------

        Net earnings                $   3,380,684     $     829,000     $           0     $    (948,807)    $   3,260,877
                                    =============     =============     =============     =============     =============

   Net earnings per share           $        0.80                                                           $        0.77
                                    =============                                                           =============

   Weighted average number
        of shares                       4,235,103                                                               4,235,103
                                    =============                                                           =============

      See notes to pro forma combined and condensed financial statements.

                          DOUGLAS & LOMASON COMPANY
            Pro Forma Combined and Condensed Statement of Earnings
                     For the Year Ended December 31, 1994


                                              Historical                    Pro Forma Adjustments             Pro Forma
                                          December 31, 1994
                                        D&L CO.           BESTOP       Reclassification        Other           Combined
                                       --------          --------      ----------------        -----           --------

Net sales                           $ 566,818,933     $  54,018,000     $           0     $           0     $ 620,836,933

Cost of sales                         523,576,928        40,814,000         1,494,000         1,776,370       567,661,298
                                    -------------     -------------     -------------     -------------     -------------

        Gross profit                   43,242,005        13,204,000        (1,494,000)       (1,776,370)       53,175,635

Selling, general and
   administrative expenses             21,889,605         7,140,000        (1,494,000)        1,212,449        28,748,054
                                    -------------     -------------     -------------     -------------     -------------

        Operating income               21,352,400         6,064,000                 0        (2,988,819)       24,427,581

Other income (expense):
   Interest expense and other          (2,619,609)         (232,000)                0        (3,219,897)       (6,071,506)
   Interest income and other,
        net                               961,624                 0                 0                 0           961,624
                                    -------------     -------------     -------------     -------------     -------------
                                       (1,657,985)         (232,000)                0        (3,219,897)       (5,109,882)


        Earnings before
          income taxes                 19,694,415         5,832,000                 0        (6,208,716)       19,317,699

Income tax expense                      7,208,000         2,286,000                 0        (2,235,000)        7,259,000
                                    -------------     -------------     -------------     -------------     -------------

        Net earnings                $  12,486,415     $   3,546,000     $           0     $  (3,973,716)    $  12,058,699
                                    =============     =============     =============     =============     =============

   Net earnings per share           $        2.95                                                           $        2.85
                                    =============                                                           =============

   Weighted average number
        of shares                       4,228,120                                                               4,228,120
                                    =============                                                           =============

      See notes to pro forma combined and condensed financial statements.


                          DOUGLAS & LOMASON COMPANY
               Pro Forma Combined and Condensed Balance Sheets
                                March 31, 1995
                                 (Unaudited)

                                                 Historical                       Pro Forma
                                          March 31         April 1
                                           D&L CO.          BESTOP        ADJUSTMENTS        COMBINED
                                          --------         --------       -----------        --------

ASSETS
Current Assets:

   Accounts receivable                $  91,234,731     $  10,187,000    $           0     $ 101,421,731
   Inventories                           20,267,015         8,910,000                0        29,177,015
   Cash and other current
      assets                              5,102,827         3,069,000                0         8,171,827
                                      -------------     -------------    -------------     -------------

      Total current assets              116,604,573        22,166,000                0       138,770,573

Property, plant and equipment,
   less accumulated depreciation         66,132,095         3,495,000        2,606,000        72,233,095

Other assets                             16,985,249           626,000         (169,000)       17,442,249
Intangibles                                                                 25,500,000        25,500,000
Goodwill                                          0                 0       11,910,851        11,910,851
                                      -------------     -------------    -------------     -------------

      Total assets                    $ 199,721,917     $  26,287,000    $  39,847,851     $ 265,856,768
                                      =============     =============    =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and
      accrued expenses                $  56,765,401     $  10,091,000    $     907,883     $  67,764,284
   Income taxes payable                   3,204,815                 0                0         3,204,815
   Current installments of
      long-term debt                      5,657,969           234,000                0         5,891,969
                                      -------------     -------------    -------------     -------------

      Total current liabilities          65,628,185        10,325,000          907,883        76,861,068

Long-term debt                           32,393,750           105,000       43,952,272        76,451,022
Postretirement benefits                   7,779,917                 0                0         7,779,917
Other liabilities                         6,542,359           252,000       10,592,696        17,387,055

Shareholders' equity:
   Preferred stock                                0                 0                0                 0
   Common stock                           8,485,940             7,000           (7,000)        8,485,940
   Additional paid-in capital            28,092,006         7,707,000       (7,707,000)       28,092,006
   Retained earnings                     55,004,897         7,707,000       (7,707,000)       55,004,897
   Translation adjustment                (4,205,137)          184,000         (184,000)       (4,205,137)
                                      -------------     -------------    -------------     -------------

      Total shareholders' equity         87,377,706        15,605,000      (15,605,000)       87,377,706
                                      -------------     -------------    -------------     -------------

      Total liabilities and
            shareholders' equity      $ 199,721,917     $  26,287,000    $  39,847,851     $ 265,856,768
                                      =============     =============    =============     =============

      See notes to pro forma combined and condensed financial statements.

                          DOUGLAS & LOMASON COMPANY
             Notes to Combined and Condensed Financial Statements



Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the combination occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

On June 8, 1995 Douglas & Lomason Company (the "Company") acquired the stock of Bestop, Inc. ("Bestop"). Bestop is the leading designer and manufacturer in North America of soft tops and accessories for small sport utility vehicles. Bestop sells its products domestically and internationally to original equipment manufacturer (OEM) companies and in the aftermarket. The purchase agreement required a purchase price of approximately $43,952,000.

The acquisition will be accounted for in accordance with the purchase method of accounting. The accompanying unaudited pro forma condensed combined financial statements reflect the acquisition as if it occurred as of the beginning of the periods presented for the income statements and as of March 31, 1995, for the balance sheet presented.

The actual results of Bestop will be consolidated with the Company from the date of acquisition.

The pro forma balance sheet includes an allocation of the purchase price based on an appraisal conducted by an outside professional appraisal firm.



Note - 2

Reclassification

Certain amounts recorded on Bestop, Inc. financial statements have been reclassified to conform to the Company's presentation.

Note - 3

Pro Forma adjustments to Pro Forma combined and condensed Statements of Income.

                                       Three Months Ended        Year Ended
                                         March 31, 1995       December 31, 1994
                                       ------------------     -----------------
                                                     Debit (Credit)


Cost of sales:

1. Depreciation expense related
   to increase in carrying value
   of property, plant and
   equipment calculated on the
   straight line method                      $  52,569             $   334,035

2. Amortization of intangibles over
   lives ranging from 6 to 40 years
   on a straight line basis                    360,584               1,442,335
                                             ---------             -----------
                                             $ 413,153             $ 1,776,370
                                             =========             ===========


Selling, general and administrative:

1. Depreciation expense related
   to increase in carrying value
   of property, plant and
   equipment calculated on the
   straight line method                      $   5,199             $    33,036

2. Amortization of intangibles over
   lives ranging from 6 to 40 years
   on a straight line basis                    251,575               1,163,788

3. Amortization of debt origination fee
   resulting from increase in debt to
   fund acquisition, amortized on a
   straight line basis over the term
   of the loan                                   3,906                  15,625
                                             ---------             -----------
                                             $ 260,680             $ 1,212,449
                                             =========             ===========


Interest expense:

   Increase in interest expense resulting
   from new debt to finance acquisition at
   an effective rate of 7.3%                 $ 804,974             $ 3,219,897
                                             =========             ===========


Income tax expense:

   Decrease to income tax expense
   associated with above adjustments
   calculated at the Company's statutory
   rate of 36%                               $(530,000)            $(2,235,000)
                                             =========             ===========

Note - 4

Pro Forma adjustments to Pro Forma combined and condensed balance sheet.

                                                                Debit (Credit)
                                                                -------------
Increase in carrying value of property, plant
and equipment based on appraisal                                $  2,606,000

Write off of goodwill recorded on Bestop, Inc.'s
books at the time of acquisition and recording of
debt origination fee incurred related to
new debt to fund acquisition                                        (169,000)

Record identifiable intangible assets as determined
by appraisal                                                      25,500,000

Record excess of cost over the fair value of net
assets acquired                                                   11,910,851

Record liability for direct expenses related to
acquisition                                                         (907,883)

Record long term obligation used for purchase of
Bestop, Inc.                                                     (43,952,272)

Deferred taxes related to increase in carrying
value of tangible and identifiable intangible assets             (10,592,696)

Elimination of Bestop, Inc.'s equity accounts                     15,605,000



Note - 5

Intangible Assets

The following intangible assets have been identified by independent appraisal in conjunction with the purchase.

       Name                               Amount             Life in Years
       ----                               ------             -------------
Work force in place                    $ 3,600,000                  6
Distributors/Customer list               8,100,000                 25
Patents                                  6,600,000                  9
Engineering drawings                     1,100,000                 10
Trade name                               6,100,000                 40
                                       -----------
                                       $25,500,000

                                  FORM 8-K/A


Item 7.

Financial Statements, Pro Forma Combined and Condensed Financial Information and Exhibits

(c)   Exhibits

23    Consent of Arthur Andersen & Co. LLP





                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             DOUGLAS & LOMASON COMPANY



                                             By: /s/ James J. Hoey
                                                 -----------------------
                                                 James J. Hoey
                                                 Senior Vice President
                                                 and Chief Financial
                                                 Officer

Dated:  August 8, 1995